UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2020

TriplePoint Private Venture Credit Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56116	84-3383695
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2755 Sand Hill Road, Suite 150, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 854-2090

TriplePoint Global Venture Credit, LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Advisory Agreement

On May 27, 2020, TriplePoint Private Venture Credit Inc. (the “Company”) entered into an investment advisory agreement (the “Advisory Agreement”) with TriplePoint Advisers LLC (the “Adviser”), a subsidiary of TriplePoint Capital LLC and a registered investment adviser. Pursuant to the Advisory Agreement, the Adviser will be responsible for sourcing, reviewing and structuring investment opportunities for the Company, underwriting and performing due diligence on the Company’s investments and monitoring its investment portfolio on an ongoing basis. Pursuant to the Advisory Agreement, the Company will pay the Adviser a fee for its investment advisory and management services consisting of two components – a base management fee and an incentive fee.

Base Management Fee

The base management fee will be calculated at an annual rate of 1.75% of the Company’s average invested equity capital (as defined below) as of the end of the then-current quarter and the prior calendar quarter (and in the case of the first quarter, the invested equity capital as of such quarter-end). For this purpose, “invested equity capital” means the amounts drawn on the capital commitments of investor’s to purchase shares of the Company’s common stock.

Following the closing of the listing of shares of the Company’s common stock on a national securities exchange, including in connection with an initial public offering (an “IPO”), the base management fee will be calculated at an annual rate of 1.75% of the Company’s average adjusted gross assets, including assets purchased with borrowed funds. The base management fee will be calculated based on the average value of the Company’s gross assets at the end of its two most recently completed calendar quarters.

Incentive Fee

The incentive fee, which provides the Adviser with a share of the income that it generates for the Company, will consist of two components—investment income and capital gains—which are largely independent of each other, with the result that one component may be payable even if the other is not payable.

Under the investment income component, the Company will pay the Adviser each quarter 20.0% of the amount by which the Company’s pre-incentive fee net investment income for the quarter exceeds a hurdle rate of 2.0% (which is 8.0% annualized) of the Company’s net assets at the end of the immediately preceding calendar quarter, subject to a “catchup” provision pursuant to which the Adviser receives all of such income in excess of the 2.0% level but less than 2.5%. The effect of the “catch-up” provision is that if pre-incentive fee net investment income exceeds 2.5% in any calendar quarter, the Adviser receives 20.0% of pre-incentive fee net investment income as if the 2.0% hurdle rate did not apply.

Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. The investment income component of the incentive fee will be subject to a total return requirement, which will provide that no incentive fee in respect of the Company’s pre-incentive fee net investment income will be payable except to the extent that 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding quarters (or if shorter, the number of quarters that have occurred since the initial effective date of the Advisory Agreement (the “Initial Closing”)) (in either case, the “Trailing Twelve Quarters”) exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. In other words, any investment income incentive fee that is payable in a calendar quarter is limited to the lesser of (i) 20.0% of the amount by which the Company’s pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision and (ii) (x) 20.0% of the cumulative net increase in net assets resulting from operations for the Trailing Twelve Quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the sum of the Company’s pre-incentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation for the Trailing Twelve Quarters. However, following the occurrence (if any) of an IPO, the Trailing Twelve Quarters will be “reset” so as to include, as of the end of any quarter, the calendar quarter then ending and the 11 preceding calendar quarters (or if shorter, the number of quarters that have occurred since the IPO, rather than the number of quarters that have occurred since the Initial Closing).

The capital gains component of the incentive fee will be determined and paid annually in arrears at the end of each calendar year or, in the event of an Advanced Liquidity Event, the date on which such Advanced Liquidity Event occurs. At the end of each calendar year (or upon the effectuation of an Advanced Liquidity Event), the Company will pay the Adviser (A) 20.0% of the difference, if positive, of the sum of the Company’s aggregate cumulative realized capital gains, if any, computed net of the Company’s aggregate cumulative realized capital losses, if any, and the Company’s aggregate cumulative unrealized capital depreciation, in each case from the Initial Closing through the end of such year (or the date on which an Advanced Liquidity Event occurs), less (B) the aggregate amount of any previously paid capital gains incentive fees from the Initial Closing until the end of such calendar year (or the date on which an Advanced Liquidity Event occurs). For the foregoing purpose, the Company’s “aggregate cumulative realized capital gains” does not include any unrealized capital appreciation.

Unless terminated earlier, the Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board of Directors of the Company (the “Board”) or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by the vote of a majority of the Company’s directors who are not parties to the Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)).

The description above is only a summary of the material provisions of the Advisory Agreement and is qualified in its entirety by reference to the copy of the Advisory Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Administrative Agreement

On May 27, 2020, the Company entered into an administration agreement (the “Administration Agreement”) with TriplePoint Administrator LLC, a wholly-owned subsidiary of the Adviser, pursuant to which the Administrator is responsible for furnishing the Company with office facilities and equipment and providing the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Payments under the Administration Agreement are equal to the Company’s allocable portion of the Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staff. In addition, if requested to provide significant managerial assistance to the Company’s portfolio companies, the Administrator is paid an additional amount based on the services provided, which shall not exceed the amount the Company receives from such companies for providing this assistance. The board of directors, including a majority of independent directors, will review the compensation paid to the Administrator to determine if the provisions of the Administrative Agreement are carried out satisfactorily and to determine, among other things, whether the fees payable under the Administrative Agreement are reasonable in light of the services provided.

The description above is only a summary of the material provisions of the Administration Agreement and is qualified in its entirety by reference to the copy of the Administration Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

License Agreement

On May 27, 2020, the Company entered into a license agreement with TriplePoint Capital LLC (“TPC”) under which TPC has agreed to grant the Company a non-exclusive royalty-free license to use the name “TriplePoint” and the TriplePoint logo. Under the License Agreement, the Company has the right to use the “TriplePoint” name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “TriplePoint” name. The License Agreement will remain in effect for so long as the Advisory Agreement with the Adviser is in effect.

The description above is only a summary of the material provisions of the License Agreement and is qualified in its entirety by reference to the copy of the License Agreement, which is filed as Exhibit 10.3 to this current report on Form 8-K and incorporated herein by reference.

Subscription Agreements

The Company has entered into a subscription agreement (the “Subscription Agreement”) pursuant to which investors have made capital commitments to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a total aggregate amount equal to $300 million. Pursuant to the Subscription Agreement, investors are required to make capital contributions to purchase shares of Common Stock each time the Company delivers a drawdown notice, which will be delivered at least ten business days prior to the required funding date, in an aggregate amount not to exceed each investor’s capital commitment. The Subscription Agreement was entered into in connection with the Company’s continuous private offering of shares of its Common Stock.

The description above is only a summary of the material provisions of the Subscription Agreement and is qualified in its entirety by reference to a copy of the form of Subscription Agreement, which is filed as Exhibit 10.4 to this current report on Form 8-K and incorporated herein by reference.

Initial Portfolio

On May 27, 2020, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with TPC and TriplePoint Financial LLC, (collectively, the “TPC Entities”), pursuant to which the TPC Entities sold certain debt and warrant investments and related unfunded commitments to the Company (the “Portfolio”) for approximately $94.4 million in cash. The Company funded the purchase of these investments with the proceeds it received from the sale of Common Stock pursuant to Subscription Agreements described in Item 3.02 “Unregistered Sales of Equity Securities” below.

The description above is only a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

An unaudited special purpose schedule of investments of assets acquired pursuant to the Purchase Agreement as of May 1, 2020 will be filed as an exhibit to an amendment to the Company’s registration statement on Form 10, which will be filed on or before June 9, 2020.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 “Entry into a Material Definitive Agreement” under the header “Initial Portfolio” is incorporated by reference in this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 27, 2020, the Company issued and sold 7,000,000 shares of its Common Stock to investors for an aggregate offering price of $105.0 million. The sale of Common Stock was made pursuant to a Subscription Agreement.

In addition, the Company issued and sold 525 shares of its 12% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) for an aggregate offering price of $525,000.

The issuance of the Common Stock and the Series A Preferred Stock were exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

In connection with the filing of its election to be regulated as a business development company under the 1940 Act, on May 27, 2020, the Company filed articles of conversion with the State Department of Assessments and Taxation of Maryland to convert from a Maryland limited liability company named TriplePoint Global Venture Credit, LLC to a Maryland corporation named TriplePoint Private Venture Credit Inc. As part of the conversion, the Company adopted articles of incorporation and bylaws as its new governing documents (the “Governing Documents”). In addition, on May 27, 2020, the Company filed Articles Supplementary (the “Articles Supplementary”), designating 525 authorized but unissued shares of the Company’s preferred stock as Series A Preferred Stock, with the State Department of Assessments and Taxation of Maryland. After giving effect to such reclassification and designation of the Series A Preferred Stock as set forth in the Articles Supplementary, the Company has the authority to issue up to 525 shares of Series A Preferred Stock.

The summary description of the Governing Documents, including the Common Stock and Series A Preferred Stock, is contained in Item 11. “Description of Registrant’s Securities to be Registered” of the Company’s Form 10 filed with the SEC on April 10, 2020, which summary is qualified in its entirety by reference to a copy of the Governing Documents and Articles Supplementary filed as Exhibits 3.1, 3.2 and 3.3 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

An unaudited special purpose schedule of investments of assets acquired pursuant to the Purchase Agreement as of May 1, 2020 will be filed as an exhibit to an amendment to the Company’s registration statement on Form 10, which will be filed on or before June 9, 2020.

(d)  Exhibits

2.1	Purchase and Sale Agreement, dated as of May 27, 2020, by and among TriplePoint Global Venture Credit, LLC, and TriplePoint Capital LLC and TriplePoint Financial LLC.

3.1	Articles of Incorporation

3.2	Articles Supplementary

3.3	Bylaws

10.1	Investment Advisory Agreement between TriplePoint Private Venture Credit Inc. and TriplePoint Advisers LLC

10.2	Administration Agreement between TriplePoint Private Venture Credit Inc. and TriplePoint Administration LLC

10.3	License Agreement between TriplePoint Capital LLC and TriplePoint Private Venture Credit Inc.

10.4	Form of Common Stock Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TriplePoint Private Venture Credit Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

Date: May 27, 2020	By:	/s/ Sajal K. Srivastava
	Name:	Sajal K. Srivastava
	Title:	President